TELECOM NEW ZEALAND LIMITED

                    SEALCORP TELECOMMUNICATIONS GROUP LIMITED

                           BROCKER INVESTMENTS LIMITED









                        --------------------------------

                         AGREEMENT AMENDING AGREEMENT IN
                        RESPECT OF CELLULAR HANDSETS AND
                                 OTHER EQUIPMENT

                        --------------------------------








                                 [Logo] Telecom
                                  NEW ZEALAND


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AGREEMENT dated the                              day of                     1999

PARTIES

           TELECOM NEW ZEALAND LIMITED ("Telecom")

           SEALCORP TELECOMMUNICATIONS GROUP LIMITED ("STG")

           BROCKER INVESTMENTS LIMITED ("Brocker")



INTRODUCTION

A. The parties are parties to the Cellular Handsets and Other Equipment Agreement dated 10 November 1997 ("Agreement").

B. The parties have agreed to update the terms of the Agreement in the manner set out in this deed.


1.   INTERPRETATION

1.1 Clause 1.1 of the Agreement is amended to include the following definitions:

     "Commencement Date" means 22 December 1999.

     "Resellers" means resellers of mobile phone air time on Telecom's mobile network.

     "Service Level" means the delivery times as set out in Schedule F.

1.2 Except where the context otherwise requires, all terms defined in the Agreement shall bear the same meaning when used in this agreement.


2.   AMENDMENT TO CLAUSE 2.2

2.1 Clause 2.2 of the Agreement is amended by inserting the words "without Telecom's consent" between the words "Related Companies," and "provided" in line 6 of that clause.


3.   CONSENT OF TELECOM TO STG TRADING WITH NETWORK RESELLERS

3.1 Telecom consents, for the purpose of clause 2.2 of the Agreement, to STG trading with Resellers, but not as an agent of Telecom.


4.   CONSENT OF STG TO TELECOM TRADING WITH OTHER PARTIES

4.1 STG acknowledges the business relationship between Telecom and Cellular Distribution Warehouse, and consequently agrees that clause 2.3 of the Agreement is deleted.


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                                                                               2

5.   AMENDMENTS TO SECTION 3.1

5.1 Clause 3.1 of the Agreement is deleted and replaced with the following clause:

          Term: Subject to earlier termination in accordance with section 13, the term of this agreement shall commence on 10 November 1997 and end on 31 December 2000.


6.   AMENDMENTS TO SECTION 3.3

6.1  Clause 3.3 of the Agreement is amended by deleting clause 3.3(b).



7.   TELECOM RESPONSIBLE FOR DEALERS' CREDIT LIMITS

7.1 Clause 6.6 of the Agreement is deleted and replaced with the following clause:

          Dealer Credit Limits: Telecom shall:

          (a) be responsible for notifying each Dealer of any credit limit imposed by Telecom; and

          (b)  notify (in writing) any Dealer of any change in its credit limit.


8.   STG TO PROVIDE STAFF ON SATURDAY

8.1 Clause 6.10(a) of the Agreement is amended by inserting the words: "and utilising a skeleton staff during such hours on Saturdays" after the words:
     "Working Day" in line 2 of that sub clause.


9.   AMENDMENT TO CLAUSE 7.4(b)

9.1 Clause 7.4(b) of the Agreement is deleted and replaced with the following sub clause:

          Where that Equipment is delivered by the time required by Schedule F, purchase such Equipment for the aggregate of the amounts in clause 6.2 unless the Service Level in a particular month is less than 95%, whereupon Telecom shall not pay any Handling Fee on the percentage of Equipment that failed to meet the 95% Service Level. For example, if the Service Level in a particular month is 94%, Telecom shall not pay any Handling Fee on 1% of Equipment.


10.  AMENDMENT TO CLAUSE 7.5

10.1 Clause 7.5 of the Agreement is amended by deleting the words "in both cases" in line 13 of clause 7.5 and replacing it with the words "where Equipment is not complete or is otherwise not in the condition that it was in when provided to the Customer,".


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                                                                               3


11.  NEW CLAUSE 13.3

11.1 A new clause 13.3 of the Agreement is added:

          If at any time during the period 1 January 2000 to 31 December 2000 Telecom decides to change its distribution model for cellular handsets and other equipment, Telecom may terminate this agreement by 60 days written notice to STG.

11.2 The remaining clauses in section 13, and any references to those clauses in the Agreement, are renumbered accordingly.

12.  CHANGE OF ADDRESSES

12.1 The communication addresses of STG/Brocker and Telecom provided in clause
     16.1 of the Agreement are amended in the following respects:

           (a) Sealcorp Telecommunications Group Limited/Brocker Investments Limited

                     Full address:   17 Kahika Road
                                     Beachhaven
                                     AUCKLAND

                     Phone:          (09) 481 9999
                     Fax:            (09) 481 9998

                     Contact Person: Mike O'Brien, General Manager - STG/Telecom
                                     liaison person.


           (b)       Telecom New Zealand Limited

                     Full address:   Level 9
                                     Telecom House
                                     13-27 Manners Street
                                     WELLINGTON

                     Phone:          (04) 382 3240
                     Fax:            (04) 385 1564

                     Contact Person: Graeme Harrington, Group Product Manager


13.  AMENDMENTS TO SCHEDULES

13.1 Schedules B, C, E and F to the Agreement are replaced by the applicable replacement schedules contained in the annexes to this agreement.


14.  COMMENCEMENT DATE

14.1 This agreement and the amendments to the Agreement effected by this agreement shall take effect from the Commencement Date.


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                                                                               4


15.  COUNTERPART EXECUTION

15.1 This agreement may be executed in any number of counterparts (including facsimile copies) and, provided that both parties have executed a counterpart of this agreement, the counterparts together shall constitute a binding and enforceable agreement between the parties.

SIGNED AS AN AGREEMENT

     SIGNED by TELECOM NEW
     ZEALAND LIMITED by:

     /s/ [ILLEGIBLE]
     ------------------------------
     Signature


     ------------------------------
     Name

     CEO
     ------------------------------
     Position

     SIGNED by SEALCORP
     TELECOMMUNICATIONS GROUP
     LIMITED by:

     /s/ M. O'Brien
     ------------------------------
     Signature

     M. O'BRIEN
     ------------------------------
     Name

     Group General Manager
     ------------------------------
     Position


     SIGNED by BROCKER
     INVESTMENTS LIMITED by:

     /s/ R. Justice
     ------------------------------
     Signature

     R. JUSTICE
     ------------------------------
     Name

     Director
     ------------------------------
     Position


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                              ANNEX A - SCHEDULE B

                                  MANUFACTURERS


1.   Audiovox Pacific (NZ) Limited;

2.   Ericsson Communications Limited;

3.   Motorola New Zealand Limited;

4.   Nokia Mobile Phones Limited;

5.   Philips New Zealand Limited;

6.   Powercall Technologies Limited;

7.   EFTPos Corp Limited;

8. Any new Manufacturer/Vendor that meets the criteria, which Telecom subsequently forwards a purchase order to STG to fulfil;

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                                                                               6


                              ANNEX B - SCHEDULE C

                      QUALIFYING CRITERIA FOR MANUFACTURERS



1. Manufacturer's Equipment provides functionality and features at a price that is competitive in the NZ market.

2. Manufacturer is ISO accredited, except where it might be a software product such as Powerphone.

3. Manufacturer provides a satisfactory warranty period on its Equipment. Standard acceptable warranty periods are:

     (a)  12 month warranty period on transceiver;

     (b)  6 month warranty on accessories;

     (c)  3 month warranty on Software.

4.   Manufacturer provides acceptable credit and payment terms.

5.   NZ based manufacturer representation exists.

6. Collateral and merchandising material is available to sales channels at the same time as the relevant Equipment.

7.   Manufacturer has a NZ based servicing team/service agent.

8.   Manufacturer provides a maximum 8 week turn around on forecasted orders.

9. Manufacturer's Equipment conforms to PTC standards and the PTC approval process.

10. Manufacturer's Equipment meets the technical standards and performance requirements of Telecom's network.

11.  Manufacturer to supply:

     (a)  electronic copy of ESN's shipped for IS-136 hardware;

     (b) notification of any new software releases prior to shipment of hardware;

     (c) ESN and serial number barcodes along with manufacturer part numbers on each unit of hardware;

     (d)  Telecom purchase order numbers on packing slips with every shipment;

     (e) notification of any changes in configuration prior to shipment of hardware.

12. Telecom ultimately reserves the right to select or not select Equipment manufacturers for the purpose of Equipment supply to the market place.

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                                                                               7


                              ANNEX C - SCHEDULE E

                                  HANDLING FEES



A.   HANDSET HANDLING FEE

     A separate schedule of fees is charged for the direct fulfilment process. The charges for the direct fulfilment process are agreed in writing between Telecom and STG however are not specifically recorded in this amendment.

B.   ADJUSTMENT TO HANDLING FEE

     As agreed between the parties by exchange of letters, to take effect for periods beyond that date.

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                                                                               8


                              ANNEX D - SCHEDULE F

                                 SERVICE LEVELS



PART A: DEALER SERVICE LEVELS

o All orders placed before 4pm at STG, subject to stock availability, and normal trading conditions (ie excluding new promotional launches where 00's of unit orders may be released to STG at 4pm) will be delivered to customers within the following schedule.


-------------------------------------------- -----------------------------------
Retail and business customers                By 9am the following morning
-------------------------------------------- -----------------------------------
Residential customers                        By 12pm the following day
-------------------------------------------- -----------------------------------
Weekend deliveries and public holidays       By 12pm the earliest business
                                             day following pick up from STG
-------------------------------------------- -----------------------------------
Rural deliveries                             Within 96 hours. Note 15% of
                                             New Zealanders are classified as
                                             living at a rural address
-------------------------------------------- -----------------------------------

     * Urgent deliveries - Dealer pays incremental delivery costs over standard delivery costs.

o Note: Dealer will be permitted a reasonable amount of additional time for high volume orders.


PART B: CUSTOMER SERVICE LEVELS

o All Customer orders are to be delivered as per Schedule F, Part A, except where:

     o    Customer requests otherwise; or

     o at the time that delivery is attempted, the Customer is not available, in which case the delivery shall take place as soon as practicable thereafter.

o All Customer orders via ICMS must be processed by STG in its systems, its systems information updated, and the order must be staged on to the next ICMS work group, without four hours of receipt of the order.